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                                                                   EXHIBIT 10.10

                                LOAN AGREEMENT


BETWEEN:


                    E-CAPITAL MANAGEMENT INC.
                    14 Slade Crescent
                    Kanata, Ontario
                    K2K 2L1
                    (the "Lender")

                                                       OF THE ONE PART
                    -and-

                    thinWEB.com CORPORATION
                    Suite 101, Phase 3
                    6 Antares Drive
                    Ottawa, Ontario
                    K2E 8A9
                    ("ThinWEB")

                                                       OF THE OTHER PART

WHEREAS ThinWEB has and will continue to have a need of bridge financing to fund its operations until such time as it completes a major private placement, public offering or other significant financing event ("the Significant Financing Event");

AND WHEREAS the Lender is acting on behalf of shareholders of ThinWEB who are clients of Lines Overseas Management Limited (listed in Schedule "A") and who have provided financial assistance to date and have agreed to continue to assist in thinWEB's financing requirements;

AND WHEREAS the parties agree that it is in the interests of all concerned to formalize their financing arrangements.

IN CONSIDERATION of the mutual covenants hereinafter set out each party agrees with the other as follows:

1. The continuing financial support consists of two separate credit arrangements:

     (i) a component of $375,000 CDN to be advanced in tranches of $75,000 every two weeks commencing June 4, 1999 ("Credit Facility A");

     (ii) a component of up to $960,000 CDN to be drawn down on an as needed basis ("Credit Facility B") which is expected to fund ThinWEB operations through October, 1999.

2.   Credit Facility  A shall not bear interest.

3. Credit Facility A shall become due and payable upon completion of a Significant Financing Event and ThinWEB covenants to immediately repay to the Lender all advances made under Credit Facility A following completion of such transaction.

4. Credit Facility B shall bear interest at an annual rate of 12%. Interest shall be calculated and be payable monthly at a rate of 1% per month on the outstanding balance. ThinWEB shall have the option to pay the interest or have it added to the outstanding principal balance.
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5.   Credit Facility B shall become due and payable upon completion of a
Significant Financing Event and ThinWeb covenants to immediately repay to the Lender all advances made under Credit Facility B together with accrued interest, subject to the Lender's option under paragraph 6.

6. In respect of Credit Facility B, the Lender may, at its sole option, elect to convert all or any portion of the outstanding amount, including accrued interest, into securities of ThinWEB on the same terms and conditions as such securities are issued pursuant to a Significant Financing Event, at the time of such Event.

7. In respect of Credit Facility B, the Lender shall have issued to it, for no additional consideration, share purchase warrants equal in number to the amount of the facility which was drawn down divided by the price of ThinWEB shares issued pursuant to a Significant Financing Event, which warrants shall be exercisable on the basis of one warrant for one common share, at a strike price equal to the price at which ThinWEB shares are issued pursuant to a Significant Financing Event, for a period of one year from the closing of such Event.

8. If a Significant Financing Event occurs which is denominated in U.S. currency the outstanding amount under Credit Facility B shall be converted from Canadian dollars accordingly by reference to the Royal Bank of Canada's currency conversion rate on the date of the Significant Financing Event.

9. The Lender shall be entitled from time to time, if and when it considers such action to be prudent, to appoint an agent to review any financial, legal or business records of ThinWEB in order to monitor ThinWEB's use of funds and operations. Provided that such agent's access to confidential information about impending sales and alliances may be restricted in such manner as ThinWEB considers necessary to ensure compliance with any disclosure requirements of the United States Securities Exchange Commission or similar regulatory authority.

IN WITNESS WHEREOF the parties have executed this Agreement this          day of
July, 1999.

                                        E-CAPITAL MANAGEMENT INC.

                                        per:_________________________________



                                        thinWEB.com CORPORATION

                                        per:_________________________________